Exhibit 99.1

Where Food Comes From, Inc. Reports 2024 First Quarter Financial Results

First Quarter Highlights – 2024 vs. 2023

●	Verification and certification revenue up 17% to $4.4 million from $3.8 million

●	Product sales lower at $0.7 million vs. $1.0 million

●	Total revenue increased to $5.6 million from $5.3 million

●	Net income increased 47% to $178,000 from $121,000

●	Diluted EPS increased to $0.03 from $0.02

●	Adjusted EBITDA up 8% to $432,000 from $399,000

●	Company bought back 116,072 shares of its common stock in Q1 at cost of $1.5 million

CASTLE ROCK, Colo., May 02, 2024 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its first quarter ended March 31, 2024.

“Despite the lingering impact of drought conditions resulting in smaller herd sizes, we reported solid first quarter results, highlighted by 17% growth in core verification revenue and 47% growth in net income year over year,” said John Saunders, chairman and CEO. “Our ability to continue delivering profitable growth in the face of persistent headwinds is a testament to the durability and resiliency of our business model, which is predicated on having the industry’s deepest solutions portfolio that helps to limit our downside when one or more market segment we serve comes under pressure. We continue to invest in new service offerings to further strengthen our solutions set as evidenced by our December purchase of Upcycled Certified®, a program addressing rapidly growing demand for upcycled food products. We also continued to return value to our shareholders in the form of stock repurchases, which totaled more than 116,000 shares in the first quarter, raising to nearly $11.0 million the total value returned to shareholders via buybacks and a special dividend over the past 13 quarters.”

First Quarter Results – 2024 vs. 2023

Total revenue in the first quarter ended March 31, 2024, increased 6% to $5.6 million from $5.3 million.

Revenue mix included:

●	Verification and certification services, up 17% to $4.4 million from $3.8 million.
●	Product revenue, down 25% to $0.7 million from $1.0 million.
●	Professional services revenue of $0.4 million vs. $0.5 million.

Gross profit in the third quarter increased 9% to $2.3 million from $2.1 million.

Selling, general and administrative expense increased slightly to $2.1 million from $2.0 million.

Operating income was 68% higher at $261,000 vs. $155,000.

Net income increased 47% to $178,000, or $0.03 per diluted share, from $121,000, or $0.02 per diluted share.

Adjusted EBITDA in the first quarter increased 8% to $432,000 from $399,000.

Cash provided by operations in the first quarter increased 48% to $0.7 million from $0.5 million.

The Company bought back 116,072 shares of its common stock during the first quarter at a cost of $1.5 million.

Management will conduct a conference call today at 10:00 a.m. Mountain Time to discuss these financial results.

Dial-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13746431

Phone replay:

A telephone replay of the conference call will be available through May 16, 2024, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13746431

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic, and Postelsia units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership, expectations for offsetting industry headwinds, ability to continue expanding on the solutions set, widening the competitive moat and providing customers with convenience and price advantages, and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Director, Investor Relations

303-880-9000

jpfeiffer@wherefoodcomesfrom.com

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three months ended March 31,
(Amounts in thousands, except per share amounts)	2024	2023
Revenues:
Verification and certification service revenue	$4,434	$3,806
Product sales	733	971
Professional services	415	490
Total revenues	5,582	5,267
Costs of revenues:
Costs of verification and certification services	2,515	2,196
Costs of products	434	568
Costs of professional services	304	360
Total costs of revenues	3,253	3,124
Gross profit	2,329	2,143
Selling, general and administrative expenses	2,068	1,988
Income from operations	261	155
Other income/(expense):
Dividend income from Progressive Beef	-	50
Loss on foreign currency exchange	(2)	(2)
Other income, net	7	9
Interest expense	(1)	(1)
Income before income taxes	265	211
Income tax expense	87	90
Net income	$178	$121

Per share - net income:
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Weighted average number of common shares outstanding:
Basic	5,480	5,730
Diluted	5,500	5,799

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended March 31,
(Amounts in thousands)	2024	2023

Net income	$178	$121
Adjustments to EBITDA:
Interest expense	1	1
Income tax expense	87	90
Depreciation and amortization	155	172
EBITDA*	421	384
Adjustments:
Stock-based compensation	11	15
ADJUSTED EBITDA*	$432	$399

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets (Unaudited)

	March 31,	December 31,
(Amounts in thousands, except per share amounts)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,882	$2,641
Accounts receivable, net of allowance	2,075	2,128
Inventory	1,119	1,109
Prepaid expenses and other current assets	375	335
Total current assets	5,451	6,213
Property and equipment, net	806	844
Right-of-use assets, net	2,295	2,296
Equity investments	1,191	1,191
Intangible and other assets, net	2,222	2,303
Goodwill, net	2,946	2,946
Deferred tax assets, net	482	493
Total assets	$15,393	$16,286

Liabilities and Equity
Current liabilities:
Accounts payable	$677	$567
Accrued expenses and other current liabilities	889	615
Deferred revenue	1,457	1,485
Current portion of finance lease obligations	14	14
Current portion of operating lease obligations	321	298
Total current liabilities	3,358	2,979
Finance lease obligations, net of current portion	37	41
Operating lease obligation, net of current portion	2,422	2,447
Total liabilities	5,817	5,467

Commitments and contingencies

Equity:
Common stock	7	7
Additional paid-in-capital	11,338	12,290
Treasury stock	(11,688)	(11,219)
Retained earnings	9,919	9,741
Total equity	9,576	10,819
Total liabilities and stockholders’ equity	$15,393	$16,286